Exhibit 10.2

SUBSCRIPTION AGREEMENT

Achieve Life Sciences, Inc.

1040 West Georgia Street, Suite 1030

Vancouver, British Columbia, Canada V6E 4H1

Ladies and Gentlemen:

1. Subscription. As of April [__], 2020, the undersigned (the “Purchaser”), intending to be legally bound, hereby irrevocably agrees to purchase from Achieve Life Sciences, Inc., a Delaware corporation (the “Company”), the number of Units (the “Units”) set forth on the signature page hereof at a purchase price of $0.33 per Unit. Each Unit consists of (i) one share of common stock (the “Shares”), par value $0.001 per share, of the Company (the “Common Stock”), and (ii) one warrant to purchase 0.75 shares of Common Stock (the “Warrant Shares”) at an initial per share exercise price equal to the lower of (x) the last closing price of the Common Stock as reported by The Nasdaq Stock Market (“Nasdaq”) immediately prior to the date hereof, or (y) the average of the closing prices of the Common Stock as reported on Nasdaq over the five trading days immediately prior to the date hereof (each a “Warrant” and collectively, the “Warrants”), which will terminate five years following the initial closing of the Offering (as defined below).

This subscription is submitted to the Purchaser in accordance with and subject to the terms and conditions described in this Subscription Agreement and the Confidential Private Placement Memorandum of the Company, dated April 23, 2020, as amended or supplemented from time to time, including all attachments, schedules and exhibits thereto (the “Memorandum”), relating to the private placement offering (the “Offering”) by the Company of up to of 5,630,000 Units with an aggregate maximum purchase price of $1,857,900. The Units are being offered by the Company and Paulson Investment Company, LLC (the “Broker”) on a “reasonable best efforts” basis. The minimum purchase amount is 50,000 Units ($16,500), although the Company may, in its discretion, accept subscriptions for a lesser number of Units.

The Broker will receive a cash commission equal to 9% of the gross proceeds from the sale of the Units (the “Commission”) as further described in the Placement Agent Agreement between the Company and the Broker. In addition to the Commission, the Company will issue 5-year warrants to the Broker to purchase a number of shares of Common Stock equal to 9% of the total amount of shares of Common Stock sold in this Offering at an exercise price of $0.37951 per share (the “Broker Warrants” and, together with the Commission, the “Fee”).

The terms of the Offering are more completely described in the Memorandum and such terms are incorporated by reference herein in their entirety. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Memorandum.

2. Payment. The Purchaser will immediately make a wire transfer payment to the Company in the full amount of the purchase price of the Units being subscribed for (the “Subscription Amount”) as set forth on the signature page hereof. Wire transfer instructions are set forth on Schedule 1 accompanying this Subscription Agreement. Such funds will be returned promptly, without interest or offset if the Purchaser’s subscription is not accepted by the Company for any reason or no reason, or the Offering is terminated pursuant to its terms by the Company prior to the applicable closing of the Offering.

3. Deposit of Funds. The Company shall hold all funds in escrow until such time as it closes on the corresponding subscriptions. If the Company rejects a subscription, either in whole or in part (which decision is in its sole discretion), the rejected subscription funds or the rejected portion thereof will be returned promptly to the Purchaser without interest accrued thereon.

4. Deliveries.

[1]	Subject to upward adjustment in the event the investor warrant exercise price is above this amount.

(a) On or prior to the applicable closing, Purchaser shall deliver or cause to be delivered the following to the Company:

(i)	this Subscription Agreement, duly executed by the Purchaser;

(ii)	the Subscription Amount, by wire transfer to the Company’s account, as set forth on Schedule 1 attached hereto;

(iii)	the Registration Rights Agreement, in the form attached hereto as Annex A, duly executed by such Purchaser; and

(iv)	a fully completed and duly executed Accredited Investor Certification, satisfactory to the Company, in the form attached hereto as Annex B.

(b) On or prior to the applicable closing, the Company shall deliver or cause to be delivered the following to the Purchasers participating is such closing:

(i)	a fully executed and compiled copy of the Subscription Agreement;
(ii)	a fully executed and compiled copy of the Registration Rights Agreement;
(iii)

a duly executed Officer’s Certificate certifying (A) the Company has performed in all material respects all obligations required to be performed by it at or prior to or contemporaneously with the closing under the Subscription Agreement, and (B) the representations and warranties of the Company set forth in Section 7 of the Subscription Agreement were true and correct in all material respects as of the date of the Subscription Agreement and are true and correct in all material respects as of the applicable closing; and

(iv)

a duly executed Secretary’s Certificate certifying (A) the resolutions of the Company’s board of directors approving this Subscription Agreement, the Registration Rights Agreement, the Warrants, the Broker Warrants, and each of the other agreements and documents entered into or delivered by the parties hereto in connection with the transactions contemplated hereby or thereby (the “Transaction Documents”) and the issuance of the Units, Shares and Warrant Shares, and (B) the Company’s Certificate of Incorporation and Bylaws, each as amended through the date hereof.

The Company shall also deliver the executed Warrant in the form attached hereto as Annex C within ten (10) trading days of the applicable closing date.

5. Acceptance of Subscription. The Purchaser understands and agrees that the Company, in its sole discretion, reserves the right to accept or reject this or any other subscription for Units, in whole or in part, and for any reason or no reason, notwithstanding prior receipt by the Purchaser of notice of acceptance of this subscription. The Company shall have no obligation hereunder until the Subscription Amount is received by the Company and the Company has executed and delivered to the Purchaser a fully executed and compiled copy of this Subscription Agreement. If this subscription is rejected in whole or the Offering is terminated, all funds received from the Purchaser will be returned without interest or offset, and this Subscription Agreement shall thereafter be of no further force or effect. If this subscription is rejected in part, the funds for the rejected portion of this subscription will be returned without interest or offset, and this Subscription Agreement will continue in full force and effect to the extent this subscription was accepted.

6. Representations and Warranties of the Purchaser. Each Purchaser, for itself and no other Purchaser, hereby acknowledges, represents, warrants and agrees to and with the Company as follows (it being specifically acknowledged and agreed that the Broker shall be a third party beneficiary of the following):

(a)                 The Purchaser is aware that an investment in the Units involves a significant degree of risk and has carefully read and considered the matters set forth in the Memorandum, including but not limited to the section entitled “Risk Factors” in the Memorandum, and the Company’s filings with the Securities and Exchange Commission (the “SEC”).

(b)                  None of the securities comprising the Units, including the Shares and the Warrants offered pursuant to the Memorandum, or the Warrant Shares issuable upon conversion of the Warrants, are registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. The Purchaser understands that the offering and sale of the Units (including the Shares and the Warrants) and the Warrant Shares issuable upon conversion of the Warrants are intended to be exempt from registration under the Securities Act, by virtue of Section 4(a)(2) thereof and the provisions of Regulation D promulgated thereunder (“Regulation D”), based, in part, upon the representations, warranties and agreements of the Purchaser contained in this Subscription Agreement.

(c)                 At the time the Purchaser was offered the Units, it was, at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act and the Accredited Investor Certification attached hereto as Annex B. The Accredited Investor Certification is complete and accurate in all respects as of the date of this Subscription Agreement, and will continue to be complete and accurate as of the effectiveness date of the Resale Registration Statement; provided, that the Purchaser shall be entitled to update such information by providing written notice thereof to the Company.

(d)                  Prior to the execution of this Subscription Agreement, the Purchaser and the Purchaser’s attorney, accountant, purchaser representative and/or tax adviser, if any (collectively, the “Advisers”), have received the Memorandum and all other documents requested by the Purchaser, have carefully reviewed them and the documents filed by the Company with the SEC, and understand the information contained therein.

(e)                 Neither the SEC nor any state securities commission or other regulatory authority has approved the Units, the Shares, the Warrants, or the Warrant Shares, or passed upon or endorsed the merits of the offering of Units, or confirmed the accuracy or determined the adequacy of the Memorandum. The Memorandum has not been reviewed by any federal, state or other regulatory authority.

(f)                  All documents, records, and books pertaining to the investment in the Units (including, without limitation, the Memorandum) have been made available for inspection by such Purchaser and its Advisers, if any.

(g)                 The Purchaser and its Advisers, if any, have had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning the Offering, the business and financial condition of the Company, and all such questions have been answered to the full satisfaction of the Purchaser and its Advisers, if any.

(h)                 In evaluating the suitability of an investment in the Company, the Purchaser has not relied upon any representation or information (oral or written) other than as stated in or incorporated by reference into the Memorandum or any documents filed by the Company with the SEC.

(i)                  The Purchaser is unaware of, is in no way relying on, and did not become aware of the Offering through or as a result of, any form of general solicitation or general advertising including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television, radio or the Internet (including, without limitation, the Company’s or SEC’s website, internet “blogs,” bulletin boards, discussion groups and social networking sites) in connection with the Offering and is not subscribing for the Units and did not become aware of the Offering through or as a result of any seminar or meeting to which the Purchaser was invited by, or any solicitation of a subscription by, a person not previously known to the Purchaser in connection with investments in securities generally.

(j)    The Purchaser has taken no action that would give rise to any claim by any person for brokerage commissions, finders’ fees or the like relating to this Subscription Agreement or the transactions contemplated hereby (other than Fees and expenses to be paid or reimbursed by the Company to the Broker or as otherwise described in the Memorandum) and, in turn, to be paid to its selected dealers.

(k)                 The Purchaser, together with its Advisers, if any, has such knowledge and experience in financial, tax, and business matters, and, in particular, investments in securities, so as to enable it to utilize the information made available to it in connection with the Offering to evaluate the merits and risks of an investment in the Units and the Company and to make an informed investment decision with respect thereto.

(l)                  The Purchaser is not relying on the Company, the Broker, or any of their respective employees or agents with respect to the legal, tax, economic and related considerations of an investment in the Units, and the Purchaser has relied on the advice of, or has consulted with, only its own Advisers.

(m)               The Purchaser is acquiring the Units and, upon exercise of the Warrants, will acquire the Warrant Shares, as principal for its own account and not with a view to, or for distributing or reselling such securities or any part thereof in violation of the Securities Act or any applicable state securities laws, provided, however, that by making the representations herein, the Purchaser reserves the right, subject to the provisions of this Subscription Agreement and the Registration Rights Agreement, at all times to sell or otherwise dispose of all or any part of such securities pursuant to the resale registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws. The Purchaser is acquiring the Units hereunder in the ordinary course of its business. The Purchaser does not presently have any agreement, plan or understanding, directly or indirectly, with any person to distribute or effect any distribution of any of the Units, Shares, Warrants or Warrant Shares issuable upon exercise of the Warrants (or any securities which are derivatives thereof) to or through any person or entity; the Purchaser is not a registered broker-dealer under Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or an entity engaged in a business that would require it to be so registered as a broker-dealer. Legends shall be placed on the securities included in the Units to the effect that they have not been registered under the Securities Act or applicable state securities laws. Appropriate notations will be made in the Company’s securities ledgers to the effect that the securities included in the Units have not been registered under the Securities Act or applicable state securities laws. Stop transfer instructions will be placed with the Company’s transfer agent on the securities. There can be no assurance that there will be any market for resale of the Units, the Shares, the Warrants, or the Warrant Shares nor can there be any assurance that such securities will be freely transferable at any time in the foreseeable future.

(n)                 The Purchaser has adequate means of providing for such Purchaser’s current financial needs and foreseeable contingencies and has no need for liquidity of its investment in the Units for an indefinite period of time.

(o)                 The Purchaser (i) if a natural person, represents that the Purchaser has reached the age of 21 and has full power and authority to execute and deliver this Subscription Agreement and any other agreements, documents or instruments delivered or required to be delivered together with or pursuant to this Subscription Agreement or in connection herewith (the “Subscription Documents”) and to carry out the provisions hereof and thereof; (ii) if a corporation, partnership, or limited liability company or partnership, or association, joint stock company, trust, unincorporated organization or other entity, represents that such entity was not formed for the specific purpose of acquiring the Units, such entity is duly organized, validly existing and in good standing under the laws of the state of its organization, the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of state law or our charter or other organizational documents, such entity has full power and authority to execute and deliver the Subscription Documents and to carry out the provisions hereof and thereof and to purchase and hold the securities constituting the Units, the execution and delivery of the Subscription Documents have been duly authorized by all necessary action, the Subscription Documents to which it is a party have been duly executed and when delivered on behalf of such entity in accordance with the terms hereof, will constitute a legal, valid and binding obligation of such entity, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application; or (iii) if executing the Subscription Documents in a representative or fiduciary capacity, represents that it has full power and authority to execute and deliver the Subscription Documents in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, or limited liability company or partnership, or other entity for whom the Purchaser is executing the Subscription

Documents, and such individual, partnership, ward, trust, estate, corporation, or limited liability company or partnership, or other entity has full right and power to execute and deliver the Subscription Documents and all other related agreements or certificates and to carry out the provisions hereof and thereof and to purchase and hold the securities constituting the Units, and represents that the Subscription Documents constitute a legal, valid and binding obligation of such entity. The execution, delivery and performance of this Subscription Agreement and the Registration Rights Agreement, and the consummation by Purchaser of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Purchaser (except as to any Purchaser who is a natural person), (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Purchaser to perform its obligations hereunder.

(p)                 The Purchaser and its Advisers, if any, have had the opportunity to obtain any additional information, to the extent the Company had such information in its possession or could acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information contained in the Memorandum and all documents received or reviewed in connection with the purchase of the Units and have had the opportunity to have representatives of the Company provide them with such additional information regarding the terms and conditions of this particular investment and the financial condition, results of operations, business of the Company deemed relevant by the Purchaser or the Advisers, if any, and all such requested information, to the extent the Company had such information in its possession or could acquire it without unreasonable effort or expense, has been provided to the full satisfaction of the Purchaser and the Advisers, if any.

(q)                 Any information which the Purchaser has heretofore furnished or is furnishing herewith to the Company or the Broker is complete and accurate and may be relied upon by the Company and the Broker in determining the availability of an exemption from registration under federal and state securities laws in connection with the offering of securities as described in the Memorandum. The Purchaser further represents and warrants that it will notify and supply corrective information to the Company and the Broker immediately upon the occurrence of any change therein occurring prior to the Company’s issuance of the securities contained in the Units.

(r)                  The Purchaser has significant prior investment experience, including investment in non-registered, high risk securities. The Purchaser has a sufficient net worth to sustain a loss of its entire investment in the Company in the event such a loss should occur. The Purchaser’s overall commitment to investments which are not readily marketable is not excessive in view of the Purchaser’s net worth and financial circumstances and the purchase of the Units will not cause such commitment to become excessive. The investment is a suitable one for the Purchaser.

(s)                 The Purchaser is satisfied that the Purchaser has received adequate information with respect to all matters which it or its Advisers, if any, consider material to the Purchaser’s decision to make this investment.

(t)                  The Purchaser acknowledges that any estimates or forward-looking statements or projections included in the Memorandum or in any documents filed with or furnished to the SEC by the Company were prepared by the Company in good faith but that the attainment of any such projections, estimates or forward-looking statements cannot be guaranteed by the Company and should not be relied upon.

(u)                 No oral or written representations have been made, or oral or written information furnished, to the Purchaser or the Advisers, if any, in connection with the Offering which are in any way inconsistent with the information contained in the Memorandum or incorporated by reference in the Memorandum.

(v)                 Within five (5) days after receipt of a request from the Company, the Purchaser will provide such information and deliver such documents as may reasonably be necessary to comply with any and all laws and ordinances to which the Company is subject.

(w)               NEITHER THE SECURITIES OFFERED HEREBY NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

(x)                 The Purchaser acknowledges that none of the Units, the Shares, the Warrants, or the Warrant Shares issuable upon exercise of the Warrants have been recommended by any federal or state securities commission or regulatory authority. In making an investment decision investors must rely on their own examination of the Company and the terms of the Offering, including the merits and risks involved. Furthermore, the foregoing authorities have not confirmed the accuracy or determined the adequacy of this Subscription Agreement or the Memorandum. Any representation to the contrary is a criminal offense. The Units, the Shares, the Warrants, and the Warrant Shares issuable upon exercise of the Warrants are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act, and the applicable state securities laws, pursuant to registration or exemption therefrom. The Purchaser is aware that it will be required to bear the financial risks of this investment for an indefinite period of time.

(y)                 (For ERISA plans only) The fiduciary of the ERISA plan (the “Plan”) represents that such fiduciary has been informed of and understands the Company’s investment objectives, policies and strategies, and that the decision to invest “plan assets” (as such term is defined in ERISA) in the Company is consistent with the provisions of ERISA that require diversification of plan assets and impose other fiduciary responsibilities. The Purchaser fiduciary or Plan (a) is responsible for the decision to invest in the Company; (b) is independent of the Company or any of its affiliates; (c) is qualified to make such investment decision; and (d) in making such decision, the Purchaser fiduciary or Plan has not relied primarily on any advice or recommendation of the Company or any of its affiliates.

(z)                 The Purchaser should check the Office of Foreign Assets Control (“OFAC”) website before making the following representations. The Purchaser represents that the amounts invested by it in the Offering were not and are not directly or indirectly derived from activities that contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations. Federal regulations and Executive Orders administered by OFAC prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at http://www.treas.gov/ofac. In addition, the programs administered by OFAC (the “OFAC Programs”) prohibit dealing with individuals2 or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists.

(aa)None of: (1) the Purchaser; (2) any person controlling or controlled by the Purchaser; (3) if the Purchaser is a privately-held entity, any person having a beneficial interest in the Purchaser; or (4) any person for whom the Purchaser is acting as agent or nominee in connection with this investment is a country, territory, individual or entity named on an OFAC list, or a person or entity prohibited under the OFAC Programs. Please be advised that the Company may not accept any amounts from a prospective investor if such prospective investor cannot make the representation set forth in the preceding sentence. The Purchaser agrees to promptly notify the Company and the Broker should the Purchaser become aware of any change in the information set forth in these representations. The Purchaser understands and acknowledges that, by law, the Company may be obligated to “freeze the account” of the Purchaser, either by prohibiting additional subscriptions from the Purchaser, declining any redemption requests and/or segregating the assets in the account in compliance with governmental regulations, and the Broker may also be required to report such action and to disclose the Purchaser’s identity to OFAC. The Purchaser further acknowledges that the Company may, by written notice to the Purchaser, suspend the redemption

[2]	These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

rights, if any, of the Purchaser if the Company reasonably deems it necessary to do so to comply with anti-money laundering regulations applicable to the Company and the Broker or any of the Company’s other service providers. These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

(bb)             None of: (1) the Purchaser; (2) any person controlling or controlled by the Purchaser; (3) if the Purchaser is a privately-held entity, any person having a beneficial interest in the Purchaser; or (4) any person for whom the Purchaser is acting as agent or nominee in connection with this investment is a senior foreign political figure,3 or any immediate family4 member or close associate5 of a senior foreign political figure, as such terms are defined in the footnotes below.

(cc)If the Purchaser is affiliated with a non-U.S. banking institution (a “Foreign Bank”), or if the Purchaser receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Foreign Bank, the Purchaser represents and warrants to the Company that: (1) the Foreign Bank has a fixed address, other than solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities; (2) the Foreign Bank maintains operating records related to its banking activities; (3) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities; and (4) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated affiliate.

(dd)             Other than with respect to the transactions contemplated herein, since the time that such Purchaser was first contacted by the Company, a broker or any other person regarding the transactions contemplated hereby, (i) neither the Purchaser (ii) nor any affiliate of such Purchaser that (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to such Purchaser’s investments or trading or information concerning such Purchaser’s investments, including in respect of the Units, and (z) is subject to such Purchaser’s review or input concerning such affiliate’s investments or trading (collectively, “Trading Affiliates”) has directly or indirectly, nor has any person acting on behalf of or pursuant to any understanding with such Purchaser or Trading Affiliate, effected or agreed to effect any purchases or sales of the securities of the Company (including, without limitation, any short sales involving the Company’s securities). Notwithstanding the foregoing, in the case of a Purchaser and/or Trading Affiliate that is, individually or collectively, a multi-managed investment bank or vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s or Trading Affiliate’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s or Trading Affiliate’s assets, the representation set forth above shall apply only with respect to the portion of assets managed by the portfolio manager that have knowledge about the financing transaction contemplated by this Subscription Agreement. Other than to other persons party to this Subscription Agreement, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

(ee)The Purchaser is aware that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Common Stock and other activities with respect to the Common Stock held by the Purchaser.

(ff)                The purchase by the Purchaser of the Shares and Warrants issuable to it at closing will not result in the Purchaser (individually or together with any other person with whom such Purchaser has identified, or will have identified, itself as part of a “group” in a public filing made with the SEC involving the Company’s securities) acquiring, or obtaining the right to acquire, in excess of 19.99% of the outstanding shares of Common Stock or the voting power of the Company on a post-transaction basis that assumes that such closing shall have occurred. The Purchaser does not presently intend to, alone or together with others, make a public filing with the

[3]

A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

[4]	“Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.
[5]

A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

SEC to disclose that it has (or that it together with such other persons have) acquired, or obtained the right to acquire, as a result of such closing (when added to any other securities of the Company that it or they then own or have the right to acquire), in excess of 19.99% of the outstanding shares of Common Stock or the voting power of the Company on a post transaction basis that assumes that each closing shall have occurred.

(gg)             If the Purchaser is an officer of the Company or beneficial owner of 20% or more of the Company’s outstanding voting equity securities, such Purchaser does not qualify as a “bad actor” within the meaning of Rule 506(d) under the Securities Act.

(hh)             The Purchaser acknowledges that it has received notice that a Member of the Board of Managers, and principal of the Broker, Robert J. Setteducati, entered into a final settlement with the Massachusetts Securities Division in 2001 pursuant to which he agreed, among other things, never to seek to register with the Massachusetts Securities Division in any capacity. The settlement resolved allegations that Mr. Setteducati failed to adequately supervise employees at a prior broker-dealer.

7. Company Representations and Warranties. The Company represents and warrants to the Purchaser, except as and to the extent set forth in the publicly available reports, schedules, forms, statements and other documents filed by the Company with, or furnished by the Company to, the SEC (the “General Disclosure Package”) as of the date hereof and as of each closing:

(a)                 The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own its properties and to carry on its business as presently conducted. The Company is duly qualified as a foreign corporation to do business and is  in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary except to the extent as would not reasonably be likely to have a material adverse effect.

(b)                  The Company has all requisite corporate right, power and authority to enter into the Transaction Documents and to consummate the transactions contemplated hereby. All corporate action on the part of the Company, its directors and stockholders necessary for the: (i) authorization, execution, delivery and performance of the Transaction Documents by the Company; (ii) authorization, sale, issuance and delivery of the Units and securities comprising the Units contemplated hereby and the performance of the Company’s obligations hereunder; and (iii) authorization and reservation for issuance of the Warrant Shares issuable upon exercise of the Warrants, has been taken. When the Warrants and Broker Warrants are exercised in accordance with their terms, the Warrant Shares and shares issuable upon exercise of the Broker Warrants (the “Broker Warrant Shares”) will be validly issued, fully paid and nonassessable. The issuance and sale of the securities contemplated hereby will not give rise to any preemptive rights or rights of first refusal on behalf of any person which have not been waived in connection with this Offering. The Company is not in default of any other obligations except as would not be reasonably expected to have a material adverse effect.

(c)                 Assuming this Subscription Agreement has been duly and validly authorized, executed and delivered by the parties hereto and thereto other than the Company, this Subscription Agreement is duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligations of the Company enforceable against the Company in accordance with its terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors rights generally.

(d)                 The execution, delivery and performance of this Subscription Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Units and the Warrant Shares issuable upon exercise of the Warrants and the Broker Warrant Shares issuable upon exercise of the Broker Warrants) will not (i) result in a violation of the Certificate of Incorporation of the Company or other organizational documents of the Company, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party except as would not reasonably be expected to have a material adverse effect, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Company by which any property or asset of the Company is bound or affected except as would not reasonably be expected to have a material adverse effect.

(e)

(f)                  The Company is not an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC promulgated thereunder.

(g)                 Neither the Company nor any person participating on the Company’s behalf in the transactions contemplated hereby has conducted any “general solicitation,” as such term is defined in Regulation D, with respect to any of the securities being offered hereby.

(h)                 The Company agrees to file a Form D with respect to the sale of the securities offered hereby under Regulation D of the rules and regulations promulgated under the Securities Act. The Company shall take such action as the Company shall reasonably determine is necessary to qualify the such securities for sale to the Purchaser pursuant to this Subscription Agreement under applicable securities or “blue sky” laws of the states of the United States (or to obtain an exemption from such qualification).

(i)                  Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the Securities Act of the issuance of the Units or Warrant Shares. The issuance of the Units and Warrant Shares will not be integrated with any other issuance of the Company’s securities (past, current or future) such that the offering of the Units or Warrant Shares would require registration under the Securities Act or would require stockholder approval pursuant to the Company’s Certificate of Incorporation or other organizational documents of the Company or the rules and regulations of Nasdaq.

(j)                  The execution, delivery and performance of this Subscription Agreement by the Company will not (i) violate any law, treaty, rule or regulation applicable to or binding upon the Company or any of its properties or assets, or (ii) result in a breach of any contractual obligation to which the Company is a party or by which it or any of its properties or assets is bound that would reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations under this Subscription Agreement and the Transaction Documents.

8. Registration Rights. Contemporaneously with the execution and delivery of this Subscription Agreement, the parties hereto are executing and delivering a Registration Rights Agreement pursuant to which, among other things, the Company will agree to provide certain registration rights with respect to the Shares and the Warrant Shares under the Securities Act and the rules and regulations promulgated thereunder and applicable state securities laws.

9. Indemnification. The Purchaser agrees to indemnify and hold harmless the Company, the Broker, and their respective officers, directors, members, stockholders, partners, representatives, employees, agents, control persons and affiliates from and against all losses, obligations, liabilities, claims, damages, contingencies, judgments, fines, penalties, charges, costs, fees and expenses whatsoever (including, but not limited to, any and all expenses incurred in investigating, preparing or defending against any action, claim, suit, inquiry, proceeding, investigation, appeal or litigation commenced or threatened by or before any court or governmental, administrative, or other regulatory agency, body or the SEC) (i) arising out of or based upon any untrue statement or untrue statement of a material fact made by Purchaser and contained in this Subscription Agreement; or (ii) arise out of or are based upon any breach by Purchaser of any representation, warranty, or agreement made by Purchaser contained herein.

10. Irrevocability; Binding Effect. The Purchaser hereby acknowledges and agrees that the subscription hereunder is irrevocable by the Purchaser, except as required by applicable law, and that this Subscription Agreement shall survive the death or disability of the Purchaser and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives, and permitted assigns. If the Purchaser is more than one person, the obligations of the Purchaser hereunder shall be joint and several and the agreements, representations, warranties, and acknowledgments herein shall be deemed to be made by and be binding upon each such person and such person’s heirs, executors, administrators, successors, legal representatives, and permitted assigns.

11. Immaterial Modifications to the Transaction Documents. The Company may, at any time prior to the applicable closing, modify the Warrant and any other Transaction Document without first providing notice or obtaining prior consent of the Purchaser, if, and only if, such modification does not materially adversely affect such Purchaser’s rights.

12. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via e-mail transmission or other electronic transmission prior to 5:00 P.M., New York City time, on a trading day, (b) the next trading day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 12 on a day that is not a trading day or later than 5:00 P.M., New York City time, on any trading day, (c) the trading day following the date of mailing, if sent by U.S. nationally recognized overnight courier service with next day delivery specified, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company to:	Achieve Life Sciences, Inc. 1040 West Georgia Street, Suite 1030 Vancouver, British Columbia, Canada V6E 4H1 Attention: John Bencich Email: jbencich@achievelifesciences.com

With copies to:	Fenwick & West LLP 1191 Second Avenue, Floor 10 Seattle, Washington 98101 Attention: Alan Smith and Amanda Rose E-mail: acsmith@fenwick.com and arose@fenwick.com

If to the Purchaser to:	The address set forth on the signature page hereto

13. Assignability. The provisions of this Subscription Agreement shall inure to the benefit of and be binding upon the parties and their successors and permitted assigns. This Subscription Agreement, or any rights or obligations hereunder, may not be assigned by the Company or the Purchaser without the prior written consent of the other party.

14. Applicable Law. All questions concerning the construction, validity, enforcement and interpretation of this Subscription Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

15. Arbitration. The parties agree to submit all controversies to arbitration in accordance with the provisions set forth below and understand that: (a) arbitration is final and binding on the parties; (b) the parties are waiving their right to seek remedies in court, including the right to a jury trial; (c) pre-arbitration discovery is generally more limited and different from court proceedings; (d) the arbitrator’s award is not required to include factual findings or legal reasoning and any party’s right to appeal or to seek modification of rulings by arbitrators is strictly limited; and (e) the panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.

      All controversies which may arise between the parties concerning this Subscription Agreement shall be determined by arbitration pursuant to the rules then pertaining to the American Arbitration Association in Seattle, Washington. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. Sec. 1-16, and the judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. Any notice of such arbitration or for the confirmation of any award in any arbitration shall be sufficient if given in accordance with the provisions of this Subscription Agreement. The parties agree that the determination of the arbitrators shall be binding and conclusive upon them.

16. Blue Sky Qualification. The purchase of Units under this Subscription Agreement is expressly conditioned upon the exemption from qualification of the offer and sale of the Units from applicable federal and state securities laws. The Company shall not be required to qualify this transaction under the securities laws of any jurisdiction, but to the extent the Company proceeds with the Offering and effects one or more closings, the Company shall take such action as the Company shall reasonably determine is necessary to qualify the securities for sale to the Purchaser pursuant to this Subscription Agreement under applicable securities or “blue sky” laws of the states of the United States (or to obtain an exemption from such qualification).

17. Use of Pronouns. All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require.

18. Confidentiality. The Purchaser acknowledges and agrees that any information or data the Purchaser has acquired from or about the Company, not otherwise properly in the public domain, was received in confidence. The Purchaser agrees not to divulge, communicate or disclose, except as may be required by law or for the performance of this Subscription Agreement, or use to the detriment of the Company or for the benefit of any other person or persons, or misuse in any way, any confidential information of the Company, including any scientific, technical, trade or business secrets of the Company and any scientific, technical, trade or business materials that are treated by the Company as confidential or proprietary, including, but not limited to, ideas, discoveries, inventions, developments and improvements belonging to the Company and confidential information obtained by or given to the Company about or belonging to third parties.

19. Counsel. This Subscription Agreement and all the other Transaction Documents related to the Offering have been prepared by Fenwick & West LLP, as counsel to the Company (“Counsel”), after full disclosure of its representation of the Company and with the consent and direction of the Company and the Purchaser. The Purchaser acknowledges that he, she or it is fully aware of his, her or its right to the advice of counsel independent from that of the Company, that Counsel has advised the Purchaser of such right and disclosed to the Purchaser the risks in not seeking such independent advice, and that he, she or it understands the potentially adverse interests of the parties with respect to the Transaction Documents. The Purchaser further acknowledges that no representations have been made with respect to the tax or other consequences of the Transaction Documents to the Purchaser and that he, she or it has been advised of the importance of seeking independent counsel with respect to such consequences. By executing this Subscription Agreement, the Purchaser represents that he, she or it has, after being advised of the potential conflicts between the Purchaser and the Company with respect to the future consequences of the Transaction Documents, either consulted independent legal counsel or elected, notwithstanding the advisability of seeking such independent legal counsel, not to consult such independent legal counsel.

20. Miscellaneous.

(a) This Subscription Agreement (including the annexes hereto), together with the Transaction Documents (which are to be issued or executed at closing), constitute the entire agreement between the Purchaser and the Company with respect to the subject matter hereof and supersede all prior oral or written agreements and understandings, if any, relating to the subject matter hereof.

(b) The representations, warranties and covenants of the Company and the Purchaser made in this Subscription Agreement (including the annexes hereto) shall survive the execution and delivery hereof and delivery of the Units and Warrant Shares issuable upon exercise of the Warrants.

(c) Each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Subscription Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

(d) This Subscription Agreement may be executed in one or more counterparts each of which shall be deemed an original (including signatures sent by facsimile transmission or by email transmission of a PDF scanned document), but all of which shall together constitute one and the same instrument.

(e) Each provision of this Subscription Agreement shall be considered separable and, if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable law, such invalidity or illegality shall not impair the operation of or affect the remaining portions of this Subscription Agreement.

(f) Paragraph titles are for descriptive purposes only and shall not control or alter the meaning of this Subscription Agreement as set forth in the text.

(g) The Purchaser understands and acknowledges that there may be multiple closings for this Offering.

(i) In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation (other than in connection with any action for a temporary restraining order) the defense that a remedy at law would be adequate.

[Signature Pages Follow]

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

As of the date first written above, Purchaser hereby elects to subscribe under the Subscription Agreement for a total of __________ Units at a price of $0.33 per Unit (NOTE: to be completed by Purchaser) and executes the Subscription Agreement.

If the Purchaser is an INDIVIDUAL, and if purchased as JOINT TENANTS, as TENANTS IN COMMON, as COMMUNITY PROPERTY, or as an INDIVIDUAL RETIREMENT ACCOUNT:

Print Name(s)	Social Security Number(s)

Signature(s) of Subscriber(s)	Signature

Date	Address

Email Address

If the Purchaser is a PARTNERSHIP, CORPORATION, LIMITED LIABILITY COMPANY or TRUST:

Name of Partnership, Corporation, Limited Liability Company or Trust	Federal Taxpayer Identification Number

By:
	Name:	State of Organization
Title:

Date	Address

Email Address

ACHIEVE LIFE SCIENCES, INC.

By:
Name:	John Bencich
Title:	Chief Financial Officer

Schedule 1

To subscribe for Units in the private offering of Achieve Life Sciences, Inc.:

1.	Fill in the number of Units being purchased and Complete and Sign the Signature Page of the Subscription Agreement.

2.	Initial and Complete the Accredited Investor Certification page attached to this letter as Exhibit B.

3.	Send all payments to:

o	Account Name: Achieve Life Sciences, Inc.

o	Account Number: [●]

o	Bank: [●]

o	Routing Number: [●]

o	SWIFT Code: [●]

FBO:	Investor Name
Social Security Number Address

Annex A

Form of Registration Rights Agreement

Annex B

ACHIEVE LIFE SCIENCES, INC.

ACCREDITED INVESTOR CERTIFICATION

For Individual Investors Only

(all Individual Investors must INITIAL where appropriate):

Initial

I have a net worth in excess of $1,000,000, either individually or through aggregating my individual holdings and those in which I have a joint, community property or other similar shared ownership interest with my spouse. For purposes of the foregoing net worth calculation, I have excluded the value of my/our primary residence, after deducting any mortgage securing such primary residence.

Initial

I have had an annual gross income for the past two years of at least $200,000 (or $300,000 jointly with my spouse) and expect my income (or joint income, as appropriate) to reach the same level in the current year.

Initial	I am a director or executive officer of Achieve Life Sciences, Inc.

For Non-Individual Investors

(all Non-Individual Investors must INITIAL where appropriate):

Initial

The investor certifies that it is a partnership, corporation, limited liability company or business trust that is 100% owned by persons who meet at least one of the criteria for Individual Investors set forth above.

Initial

The investor certifies that it is a partnership, corporation, limited liability company or business trust that has total assets of at least $5,000,000 and was not formed for the purpose of investing in the Company.

Initial

The investor certifies that it is an employee benefit plan whose investment decision is made by a plan fiduciary (as defined in ERISA §3(21)) that is a bank, savings and loan association, insurance company or registered investment adviser.

Initial	The investor certifies that it is an employee benefit plan whose total assets exceed $5,000,000 as of the date of this Subscription Agreement.

Initial	The undersigned certifies that it is a self-directed employee benefit plan whose investment decisions are made solely by persons who meet either of the criteria for Individual Investors.

Initial	The investor certifies that it is a U.S. bank, U.S. savings and loan association or other similar U.S. institution acting in its individual or fiduciary capacity.

Initial	The undersigned certifies that it is a broker-dealer registered pursuant to §15 of the Securities Exchange Act of 1934.

Initial

The investor certifies that it is an organization described in §501(c)(3) of the Internal Revenue Code with total assets exceeding $5,000,000 and not formed for the specific purpose of investing in the Company.

Initial

The investor certifies that it is a trust with total assets of at least $5,000,000, not formed for the specific purpose of investing in the Company, and whose purchase is directed by a person with such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment.

Initial

The investor certifies that it is a plan established and maintained by a state or its political subdivisions, or any agency or instrumentality thereof, for the benefit of its employees, and which has total assets in excess of $5,000,000.

Initial	The investor certifies that it is an insurance company as defined in §2(a)(13) of the Securities Act, or a registered investment company.

Investor Signature	Date

Annex C

Form of Warrant